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                                                                    EXHIBIT 23.4


February 3, 1995
BayBanks, Inc.
175 Federal Street
Boston, MA   02110

Gentlemen:

Tucker Anthony Incorporated hereby consents to the inclusion of our fairness opinion letter to the Board of Directors of NFS Financial Corp., dated December 22, 1994, in Appendix D of the Prospectus and Proxy Statement forming a part of the BayBanks, Inc. Form S-4 registration statement relating to the merger of a newly formed, wholly owned subsidiary of BayBanks with and into NFS Financial Corp.

Sincerely,

Tucker Anthony Incorporated


By:      /s/ Gregory W. Benning
         ----------------------
         Gregory W. Benning
         Vice President